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                                                               Exhibit 10.9
                                  AGREEMENT

         THIS AGREEMENT is made this 9th day of February, 1994 by and between CSX Corporation, a Virginia corporation ("CSX"), and John W. Snow (the "Executive").

                                  Recitals

         WHEREAS, the Executive has served as Chairman of the Board, President and Chief Executive Officer of CSX since February 1991;

         WHEREAS, during the time the Executive has served as Chairman of the Board, President and Chief Executive Officer of CSX, there has been a substantial improvement in the financial performance of CSX and a substantial increase in the per share price of Common Stock of CSX;

         WHEREAS, the Compensation and Pension Committee (the "Committee") of the Board of Directors (the "Board") of CSX have determined that it is important for the continued success of CSX that its chief executive officer maintain a substantial stock ownership interest so that he will have a more direct and proprietary interest in the future success and financial performance of CSX;

         WHEREAS, the Committee and the Board have determined that it is important for the continued improvement of the financial performance of CSX and its effect on the per share price of Common Stock of CSX that the Executive's employment by CSX be continued;

         WHEREAS, the Committee and the Board have determined that it is in the best interests of CSX and its stockholders to provide an incentive to the Executive to continue his employment with CSX, both for the reasons set forth hereinabove and so as to afford CSX the opportunity to continue to identify and develop potential candidates to succeed the Executive as the chief executive officer of the Company;

         WHEREAS, CSX has adopted the 1987 Long-Term Performance Stock Plan, as amended from time to time (the "Plan"), a copy of which is attached hereto as Appendix A and made a part hereof, to enable officers and key employees of CSX and its subsidiaries who are responsible for contributing to the financial success and growth of CSX to acquire or increase their stock ownership in CSX, thus providing them with a more direct and proprietary interest in CSX;

         WHEREAS, the Committee has approved a grant, effective as of the date of this Agreement, to the Executive of options to purchase shares of Common Stock of CSX upon the terms and conditions set forth hereinbelow;

         WHEREAS, the Committee and the Board have approved the terms and conditions of this Agreement for the purposes set forth hereinabove.

         NOW, THEREFORE, in consideration of the above premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


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         1.  Grant of Options.  As of the date of this Agreement, CSX hereby grants, and the Executive hereby accepts, 500,000 Non-Qualified Stock Options (as that term is defined in the Plan), each to purchase one (1) share of the Common Stock of CSX at $89.875 per share under the terms and conditions set forth in the Plan (the "Options"), with the Options to be exercisable as follows:

            (a) Provided that the Executive has been continuously employed by CSX for the period from the date of this Agreement until the third anniversary of the date of this Agreement, 100,000 Options will become exercisable in full at the later to occur of (i) the third anniversary of the date of this Agreement or (ii) that day which is the first business day after the occurrence of ten (10) consecutive business days on which the Fair Market Value of the Common Stock of CSX for each such day was equal to or greater than $100.00 per share. Notwithstanding the foregoing, in the event of the Separation From Employment of the Executive on account of his death or Disability prior to the third anniversary of this Agreement, the Executive (or his Fiduciary) shall be entitled to exercise the Options granted pursuant to this subsection (a) as to that number of shares of Common Stock determined by multiplying 100,000 by a fraction, the numerator of which shall be the number of Completed Months after the date of this Agreement and prior to the date of such death or Disability and the denominator of which shall be 36. The Executive (or his Fiduciary) may only exercise such Options described in the previous sentence if one (1) year has elapsed from the date of grant and condition (ii) has been satisfied. The remainder of the Options granted pursuant to this subsection (a) shall become null and void and of no further force or effect.

            (b) Provided that the Executive has been continuously employed by CSX for the period from the date of this Agreement until the fourth anniversary of the date of this Agreement, an additional 150,000 Options shall become exercisable in full at the later to occur of (i) the fourth anniversary of the date of this Agreement or (ii) that day which is the first business day after the occurrence of ten (10) consecutive business days on which the Fair Market Value of the Common Stock of CSX for each such day was equal to or greater than $110.00 per share. Notwithstanding the foregoing, in the event of the Separation From Employment of the Executive on account of his death or Disability prior to the fourth anniversary of this Agreement, the Executive (or his Fiduciary) shall be entitled to exercise the Options granted pursuant to this subsection (b) as to that number of shares of Common Stock determined by multiplying 150,000 by a fraction, the numerator of which shall be the number of Completed Months after the date of this Agreement and prior to the date of such death or Disability and the denominator of which shall be 48.
The Executive (or his Fiduciary) may only exercise such Options described in the previous sentence if one (1) year has elapsed from the date of grant and condition (ii) has been satisfied. The remainder of the Options granted pursuant to this subsection (b) shall become null and void and of no further force or effect.

            (c) Provided that the Executive has been continuously employed by CSX for the period from the date of this Agreement until the fifth anniversary of the date of this Agreement, an additional 250,000 Options shall become exercisable in full at the later to occur of (i) the fifth anniversary of the date of this Agreement or (ii) that day which is the first business day

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after the occurrence of ten (10) consecutive business days on which the Fair
Market Value of the Common Stock of CSX for each such day was equal to or greater than $120.00 per share. Notwithstanding the foregoing, in the event of the Separation From Employment of the Executive on account of his death or Disability prior to the fifth anniversary of this Agreement, the Executive (or his Fiduciary) shall be entitled to exercise the Options granted pursuant to this subsection (c) as to that number of shares of Common Stock determined by multiplying 250,000 by a fraction, the numerator of which shall be the number of Completed Months after the date of this Agreement and prior to the date of such death or Disability and the denominator of which shall be 60. The Executive (or his Fiduciary) may only exercise such Options described in the previous sentence if one (1) year has elapsed from the date of grant and condition (ii) has been satisfied. The remainder of the Options granted pursuant to this subsection (c) shall become null and void and of no further force or effect.

         Notwithstanding the foregoing, the Options shall not be exercisable after February 8, 2004. Options may be exercised simultaneously or at different times.

         2. Exercise of Options. Notice of an exercise of Options shall be given by the Executive in writing to the Corporate Secretary of CSX stating the number of shares with respect to which the Options are exercised. As provided in the Plan, the full purchase price of the shares being purchased through exercise of Options shall be tendered at the time of and shall accompany such notice.

         Further, as provided in the Plan, income and payroll withholding taxes for federal, state or local jurisdictions must be paid to CSX at the time payment is made for shares purchased through exercise of Options. Notwithstanding any other provision of this Agreement, as permitted by law, the Executive may tender shares of CSX Common Stock as payment for options exercised and may cause withholding tax obligations to be satisfied using CSX Common Stock realized as a result of the option exercise, or, at the Company's discretion, by an adjustment equal in value to the amount of such obligations, in the number of shares transferred to the Executive.

         3. Section 16 Compliance. If the Executive has been notified by CSX that he is an "officer," within the meaning of Regulation 16a-1(f) of the Securities and Exchange Commission (17 C.F.R. 240.16a-1(f)) (hereinafter called "Statutory Insider"), the Executive shall comply with all laws and regulations applicable to such Statutory Insiders. If the Executive is not a Statutory Insider, then the Executive will be deemed to be a "Contractual Insider" and, as a Contractual Insider, the Executive shall comply with and be bound by all requirements of regulations promulgated by the Securities and Exchange Commission pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, except insofar as such regulations require the filing of reports or forms with the Securities and Exchange Commission. CSX may, for good reason shown and in its sole discretion, excuse any failure of a Contractual Insider to comply with the aforesaid rules of the Securities and Exchange Commission, and no penalty or forfeiture shall be assessed against the Executive upon such excuse from performance. Further, the Executive, whether a Statutory Insider or Contractual Insider, shall provide such information as CSX may request regarding securities which are issued by CSX

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and which the Executive owns (whether directly or beneficially, and regardless of whether held by the Executive in the Executive's name, in a brokerage account, in an individual retirement account, or in a program in which the Executive participates that has been established for employees of CSX or its affiliates or otherwise), or which the Executive has sold or otherwise transferred.

         4. Limitations on Sales. In consideration of the grant of the Options set forth hereinabove, the Executive agrees to the following restrictions on his ability to sell or otherwise dispose of any shares of Common Stock of CSX acquired upon exercise of any of the Options (the "Option Shares"):

            (a) During the Executive's employment with CSX and during the one (1) year period following the Executive's Separation From Employment with CSX for any reason other than Disability, the Executive shall not sell or otherwise dispose of any of the Option Shares.

            (b) During the one (1) year period following the first anniversary of the Executive's Separation From Employment with CSX for any reason other than Disability, the Executive shall not sell or otherwise dispose of in excess of one-third of the aggregate number of Option Shares.

            (c) During the two (2) year period following the first anniversary of the Executive's Separation From Employment with CSX for any reason other than Disability, the Executive shall not sell or otherwise dispose of in excess of two-thirds of the Option Shares.

         The foregoing restrictions shall immediately terminate and be of no further force or effect in the event of the Executive's death, his Separation From Employment due to Disability or due to a Change in Control as described in the Plan.

         5. Provisions of the Plan and the Agreement. The Options are accepted subject to all of the terms and provisions of the Plan, as amended from time to time, and of this Agreement, except that no amendment to the Plan may, without the written consent of the Executive, terminate the Options or materially and adversely affect his rights under the Options or this Agreement. Capitalized terms, not otherwise defined in this Agreement, which are used in this Agreement and which are defined in the Plan shall have the meanings ascribed to them in the Plan. The Executive represents that he has read and is familiar with the terms and provisions of the Plan. All interpretations and decisions by the Committee referred to in the Administration Section of the Plan on any questions under the Plan or this Agreement shall be binding, conclusive and final.

         6. Definitions. The following terms shall have the following meanings when utilized in this Agreement:

            (a) "Completed Month": The term Completed Month shall mean a period beginning on the monthly anniversary date of this Agreement and ending on the day before the next monthly anniversary.



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            (b)  "Disability":  The term Disability shall mean long-term disability as determined under CSX's Salary Continuance and Long-Term Disability Plan.

            (c) "Fiduciary": The term Fiduciary shall mean any guardian, committee, trustee, executor, administrator or conservator legally appointed to handle the affairs of the Executive or his estate.

            (d) "Retirement": The term Retirement shall mean termination of employment with immediate commencement of retirement benefits under CSX's pension plan.

            (e) "Separation From Employment": The term Separation From Employment shall mean an employee's separation from employment with CSX as a result of Retirement, death, Disability, or termination of employment (voluntary or involuntary).

         7. Entire Agreement; Modifications; Waiver. This Agreement and the Plan constitute the entire agreement between the parties concerning the terms and conditions of the Options. Neither this Agreement nor any provision hereof may be changed, modified, amended, discharged, terminated or waived orally or by any course of dealing or purported course of dealing, except by an agreement in writing signed by the Executive and CSX. The waiver of or the failure to enforce any breach of this Agreement shall not be deemed to be a waiver of any other breach hereof.

         8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed under seal as of the day and year first above written.

WITNESS:                           CSX CORPORATION

                                   By: /s/ ALAN A. RUDNICK         (SEAL)
- --------------------------------   -------------------------------
                                   Name: Alan A. Rudnick

                                   Title: Vice President-General
                                   Counsel and Corporate Secretary


                                   /s/ JOHN W. SNOW
- --------------------------------   -------------------------------
                                   John W. Snow








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